   M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Anthony Krug Chief Financial Officer Mack-Cali Realty Corporation (732) 590-1000	Ilene Jablonski Vice President of Marketing Mack-Cali Realty Corporation (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FOURTH QUARTER RESULTS

Edison, New Jersey—February 19, 2015—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter 2014.

Recent highlights include:

-	Reported funds from operations, excluding certain items, for the quarter of $0.47 per diluted share;

-	Reported net income, excluding certain items, of $0.03 per diluted share;

-	Acquired developable land in Conshohocken, Pennsylvania, for approximately $15.3 million; and

-	Reported FFO of $0.34 per diluted share and net loss of $0.10 per diluted share, including certain costs associated with executives severance of $0.13 per diluted share.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) for the quarter ended December 31, 2014 amounted to $34.1 million, or $0.34 per share. For the year ended December 31, 2014, FFO equaled $162.7 million, or $1.63 per share.

Net loss to common shareholders for the fourth quarter 2014 equaled $9.2 million, or $0.10 per share. For the year ended December 31, 2014, net income available to common shareholders amounted to $28.6 million, or $0.32 per share.

Included in net income and FFO for the fourth quarter 2014 was $12.8 million, or $0.13 per share, related to executives severance costs. Included in net income and FFO for the year ended December 31, 2014 was $4.8 million, or $0.05 per share, related to the net effect of unusual electricity rate spikes and $23.8 million, or $0.24 per share, related to executives severance costs.

All per share amounts presented above are on a diluted basis.

Mitchell E. Hersh, president and chief executive officer, commented, “Mack-Cali had a successful fourth quarter, increasing our office building occupancy through significant leasing activity in our key markets. On the luxury multi-family front we made outstanding progress with several well-located, well-amenitized communities, including the newly opened Portside at East Pier in East Boston.”

Total revenues for the fourth quarter 2014 were $151.4 million. For the year ended December 31, 2014 total revenues amounted to $636.8 million.

The Company had 89,076,578 shares of common stock, and 11,083,876 common operating partnership units outstanding as of December 31, 2014. The Company had a total of 100,160,454 common shares/common units outstanding at December 31, 2014.

As of December 31, 2014, the Company had total indebtedness of approximately $2.1 billion, with a weighted average annual interest rate of 5.64 percent.

The Company had a debt-to-undepreciated assets ratio of 37.3 percent at December 31, 2014. The Company had an interest coverage ratio of 2.2 times for the quarter ended December 31, 2014. Excluding executive severance costs, the interest coverage ratio would have been 2.7 times.

RECENT TRANSACTIONS

In December, the Company acquired developable land in Conshohocken, Pennsylvania, for approximately $15.3 million, which was funded using available cash.

LEASING INFORMATION

Mack-Cali’s consolidated commercial in-service portfolio was 84.2 percent leased at December 31, 2014, as compared to 83.7 percent at September 30, 2014.

For the quarter ended December 31, 2014, the Company executed 112 leases at its consolidated in-service portfolio totaling 923,410 square feet, consisting of 507,400 square feet of office space, 376,210 square feet of office/flex space and 39,800 square feet of industrial space. Of these totals, 267,471 square feet were for new leases and 655,939 square feet were for lease renewals and other tenant retention transactions.

For the year ended December 31, 2014, the Company executed 450 leases at its consolidated in-service portfolio totaling 3,065,801 square feet, consisting of 1,995,453 square feet of office space, 970,958 square feet of office/flex space and 99,390 square feet of industrial space. Of these totals, 1,106,990 square feet were for new leases and 1,958,811 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:
-	New Jersey City University (NJCU) signed a new lease for 68,348 square feet at Harborside Plaza 2 in Jersey City. The 761,200 square-foot office building is 57.3 percent leased.

-
Law firm Connell Foley LLP signed transactions totaling 17,411 square feet consisting of a 12,987 square-foot renewal and a 4,424 square-foot expansion at Harborside Plaza 5 in Jersey City. The 977,225 square-foot office building is 87.0 percent leased.

-
Cisco Systems Inc., a worldwide leader in IT, signed a new lease for 35,446 square feet at 4 Gatehall Drive in Parsippany. The 248,480 square-foot office building, located in Mack-Cali Business Campus, is 84.9 percent leased.

-
Atlantic Inertial Systems, Inc., a provider of high technology products and services to the building and aerospace industries, signed a renewal for 19,854 square feet at 20 Commerce Way in Totowa. The 42,540 square-foot office/flex building, located in Mack-Cali Commercenter, is 95.5 percent leased.

-
Federal Farm Credit Banks Funding Corporation, a provider of loans, leases, and services to U.S. agriculture and rural America, signed a new lease for 19,225 square feet at 101 Hudson Street in Jersey City. The 1,246,283 square-foot office building is 87.0 percent leased.

CENTRAL NEW JERSEY:
-	U.S. General Services Administration (GSA), signed a renewal for 19,676 square feet at 343 Thornall Street in Edison. The 195,709 square-foot office building is 98.4 percent leased.

-
RGN-Neptune I LLC, a subsidiary of HQ Global Workplaces, LLC and provider of temporary office suites, signed a new lease for 15,408 square feet at 3600 Route 66 in Neptune. The 180,000 square-foot office building is 100 percent leased.

WESTCHESTER COUNTY, NEW YORK:
-
Fabrication Enterprises, Inc., a manufacturer, importer, and master distributor of products for physical and occupational therapy, athletic training, and home care, signed a transaction totaling 81,394 square feet at 250 Clearbrook Road in Elmsford, representing a renewal of 33,659 square feet and expansion of 47,735 square feet. The 155,000 square-foot office/flex building, located in Cross Westchester Executive Park, is 95.1 percent leased.

-
Westinghouse Air Brake Technologies Corporation, a provider of value-added, technology-based equipment and services for the global rail industry, signed a renewal for 28,000 square feet at 4 Warehouse Lane in Elmsford. The 195,500 square-foot industrial building, located in Elmsford Distribution Center, is 97.0 percent leased.

-
Retrieval-Masters Creditors Bureau Inc., a recovery agency for consumer collections, signed transactions totaling 15,100 square feet at 4 Westchester Plaza in Elmsford, consisting of a 10,100 square-foot renewal and a 5,000 square-foot expansion. The 44,700 square-foot office/flex building, located in Cross Westchester Executive Park, is 100 percent leased.

SOUTHERN NEW JERSEY
-
Quaker Sales and Distribution, Inc., a division of PepsiCo, Inc., signed a renewal for 26,580 square feet at 915 North Lenola Road in Moorestown. The 52,488 square-foot office/flex building, located in Moorestown West Corporate Center, is 100 percent leased.

-
Schindler Elevator Corporation, a global provider of elevators, escalators and related services, signed a renewal for 18,020 square feet at 840 North Lenola Road in Moorestown. The 38,300 square-foot office/flex building, located in Moorestown West Corporate Center, is 47.0 percent leased.

-
Curbell Plastics, Inc. signed a renewal for 16,800 square feet at 844 North Lenola Road in Moorestown.  The 28,670 square-foot office/flex building, located in Moorestown West Corporate Center, is 100 percent leased.

CONNECTICUT:
-
Immucor, Inc., a provider of transfusion and transplantation diagnostics that facilitate patient-donor compatibility, signed a renewal for 36,928 square feet at 550 West Avenue in Stamford. The 54,000 square-foot office/flex building, located in Stamford Executive Park, is 81.3 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the fourth quarter 2014 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
https://www.mack-cali.com/media/668127/4thquartersp14.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2015, as follows:

	Full Year
	2015 Range
Net income available to common shareholders	$(0.08)	-	$0.04
Add: Real estate-related depreciation and amortization	1.74
Funds from operations	$1.66	-	$1.78

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, February 19, 2015 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=5184485

The live conference call is also accessible by calling (719) 325-2495 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at https://www.mack-cali.com/investors/events beginning at 2:00 p.m. Eastern Time on February 19, 2015 through February 26, 2015.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 1277811.

Copies of Mack-Cali’s Form 10-K and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

2014 Form 10-K:
https://www.mack-cali.com/media/668130/4thquarter10k14.pdf

Fourth Quarter 2014 Supplemental Operating and Financial Data:
https://www.mack-cali.com/media/668127/4thquartersp14.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items, sales of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.
ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 282 properties, consisting of 263 office and office/flex properties totaling approximately 30.9 million square feet and 19 multi-family rental properties containing over 5,400 residential units, all located in the Northeast. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of commercial and residential tenants.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
REVENUES	2014	2013	2014	2013
Base rents	$123,673	$136,222	$516,727	$540,165
Escalations and recoveries from tenants	16,818	18,641	78,554	72,758
Construction services	-	-	-	15,650
Real estate services	7,315	6,847	28,638	26,935
Parking income	2,502	2,209	9,107	6,840
Other income	1,106	1,348	3,773	4,683
Total revenues	151,414	165,267	636,799	667,031

EXPENSES
Real estate taxes	20,870	23,519	90,750	85,574
Utilities	14,267	15,552	72,822	63,622
Operating services	29,040	28,791	112,621	105,278
Direct construction costs	-	-	-	14,945
Real estate services expenses	5,923	6,907	26,136	22,716
General and administrative	23,950	10,447	73,169	47,682
Depreciation and amortization	40,811	47,666	172,490	182,766
Impairments	-	62,153	-	110,853
Total expenses	134,861	195,035	547,988	633,436
Operating income (loss)	16,553	(29,768)	88,811	33,595

OTHER (EXPENSE) INCOME
Interest expense	(27,420)	(31,626)	(112,878)	(123,701)
Interest and other investment income	1,399	1,616	3,615	2,903
Equity in earnings (loss) of unconsolidated joint ventures	(363)	(268)	(2,423)	(2,327)
Realized gains (losses) on disposition of rental property, net	-	-	54,848	-
Loss from early extinguishment of debt	(582)	(156)	(582)	(156)
Total other (expense) income	(26,966)	(30,434)	(57,420)	(123,281)
Income (loss) from continuing operations	(10,413)	(60,202)	31,391	(89,686)
Discontinued operations:
Income from discontinued operations	-	(9)	-	11,811
Loss from early extinguishment of debt	-	-	-	(703)
Realized gains (losses) and unrealized losses on disposition
of rental property and impairments, net	-	(1,559)	-	59,520
Total discontinued operations, net	-	(1,568)	-	70,628
Net income (loss)	(10,413)	(61,770)	31,391	(19,058)
Noncontrolling interest in consolidated joint ventures	21	237	778	2,199
Noncontrolling interest in Operating Partnership	1,152	7,167	(3,602)	10,459
Noncontrolling interest in discontinued operations	-	187	-	(8,509)
Net income (loss) available to common shareholders	$(9,240)	$(54,179)	$28,567	$(14,909)

Basic earnings per common share:
Income (loss) from continuing operations	$(0.10)	$(0.60)	$0.32	$(0.88)
Discontinued operations	-	(0.02)	-	0.71
Net income (loss) available to common shareholders	$(0.10)	$(0.62)	$0.32	$(0.17)

Diluted earnings per common share:
Income (loss) from continuing operations	$(0.10)	$(0.60)	$0.32	$(0.88)
Discontinued operations	-	(0.02)	-	0.71
Net income (loss) available to common shareholders	$(0.10)	$(0.62)	$0.32	$(0.17)

Basic weighted average shares outstanding	89,044	87,877	88,727	87,762

Diluted weighted average shares outstanding	100,130	99,806	100,041	99,785

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income available to common shareholders	$(9,240)	$(54,179)	$28,567	$(14,909)
Add (deduct): Noncontrolling interest in Operating Partnership	(1,152)	(7,167)	3,602	(10,459)
Noncontrolling interest in discontinued operations	-	(187)	-	8,509
Real estate-related depreciation and amortization on
continuing operations (a)	44,529	49,929	185,339	194,741
Real estate-related depreciation and amortization on
discontinued operations	-	-	-	8,218
Impairments	-	62,153	-	134,704
Deduct: Realized (gains) losses and unrealized losses on disposition
of rental property, net	-	1,559	(54,848)	(83,371)
Funds from operations available to common shareholders (b)	$34,137	$52,108	$162,660	$237,433

Diluted weighted average shares/units outstanding (c)	100,130	99,806	100,041	99,785

Funds from operations per share/unit-diluted	$0.34	$0.52	$1.63	$2.38

Dividends declared per common share	$0.15	$0.30	$0.75	$1.35

Dividend payout ratio:
Funds from operations-diluted	44.00%	57.46%	46.13%	56.74%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$14,468	$3,790	$27,731	$15,266
Tenant improvements and leasing commissions (d)	$9,697	$15,262	$42,917	$52,123
Straight-line rent adjustments (e)	$526	$1,645	$5,713	$11,817
Amortization of (above)/below market lease intangibles, net (f)	$263	$185	$1,165	$2,179
Acquisition transaction costs (g)	$175	428	$2,118	$642
Net effect of unusual electricity rate spikes (h)	-	-	$4,845	-
Executives severance costs (g)	$12,791	-	$23,771	-

(a)
Includes the Company’s share from unconsolidated joint ventures of $4,292 and $2,366 for the three months ended December 31, 2014 and 2013, respectively, and $13,689 and $13,783 for the years ended December 31, 2014 and 2013, respectively. Excludes non-real estate-related depreciation and amortization of $83 and $65 for the three months ended December 31, 2014 and 2013, respectively, and $348 and $287 for the years ended December 31, 2014 and 2013 respectively, and $492 of depreciation expense allocable to the Company's noncontrolling interest in consolidated joint ventures for the three months and year ended December 31, 2014.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (11,086 and 11,929 shares for the three months ended December 31, 2014 and 2013, respectively, and 11,272 and 12,023 for the years ended December 31, 2014 and 2013, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year or were vacant for more than a year.
(e)
Includes the Company’s share from unconsolidated joint ventures of $125 and $(52) for the three months ended December 31, 2014 and 2013, respectively, and $137 and $32 for the years ended December 31, 2014 and 2013, respectively.

(f)
Includes the Company’s share from unconsolidated joint ventures of $124 and $124 for the three months ended  December 31, 2014 and 2013, respectively, and $496 and $703 for the years ended December 31, 2014 and 2013, respectively.

(g)	Included in general and administrative expense.
(h)	Approximately $10 million in utilities expense, net of approximately $5 million in escalations and recoveries from tenants related to such costs.

Mack-Cali Realty Corporation
Statements of Funds from Operations per Diluted Share
(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income available to common shareholders	$(0.10)	$(0.62)	$0.32	$(0.17)
Add: Real estate-related depreciation and amortization on
continuing operations (a)	0.44	0.50	1.85	1.95
Real estate-related depreciation and amortization
on discontinued operations	-	-	-	0.08
Impairments	-	0.62	-	1.35
Deduct: Realized (gains) losses and unrealized losses on disposition
of rental property, net	-	0.02	(0.55)	(0.84)
Noncontrolling interest/rounding adjustment	-	-	0.01	0.01
Funds from operations (b)	$0.34	$0.52	$1.63	$2.38

Add: CEO severance costs	$0.13	-	$0.13	-
FFO excluding 4Q-14 item	$0.47	$0.52	$1.76	$2.38

Add: Net effect of unusual electricity rate spikes	$-	$-	$0.05	-
Other executives severance costs	-	-	0.11	-
FFO excluding certain items	$0.47	$0.52	$1.92	$2.38

Diluted weighted average shares/units outstanding (c)	100,130	99,806	100,041	99,785

(a)
Includes the Company’s share from unconsolidated joint ventures of $0.04 and $0.02 for the three months ended December 31, 2014 and 2013, respectively, and $0.14 and $0.14 for the years ended December 31, 2014 and 2013, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (11,086 and 11,929 shares for the three months ended December 31, 2014 and 2013, respectively, and 11,272 and 12,023 for the years ended December 31, 2014 and 2013, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,
Assets	2014	2013
Rental property
Land and leasehold interests	$760,855	$750,658
Buildings and improvements	3,753,300	3,915,800
Tenant improvements	431,969	456,003
Furniture, fixtures and equipment	12,055	7,472
	4,958,179	5,129,933
Less – accumulated depreciation and amortization	(1,414,305)	(1,400,988)
Net investment in rental property	3,543,874	3,728,945
Cash and cash equivalents	29,549	221,706
Investments in unconsolidated joint ventures	247,468	181,129
Unbilled rents receivable, net	123,885	136,304
Deferred charges, goodwill and other assets, net	204,650	218,519
Restricted cash	34,245	19,794
Accounts receivable, net of allowance for doubtful accounts
of $2,584 and $2,832	8,576	8,931

Total assets	$4,192,247	$4,515,328

Liabilities and Equity
Senior unsecured notes	$1,267,744	$1,616,575
Mortgages, loans payable and other obligations	820,910	746,191
Dividends and distributions payable	15,528	29,938
Accounts payable, accrued expenses and other liabilities	126,971	121,286
Rents received in advance and security deposits	52,146	53,730
Accrued interest payable	26,937	29,153
Total liabilities	2,310,236	2,596,873
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
89,076,578 and 88,247,591 shares outstanding	891	882
Additional paid-in capital	2,560,183	2,539,326
Dividends in excess of net earnings	(936,293)	(897,849)
Total Mack-Cali Realty Corporation stockholders’ equity	1,624,781	1,642,359

Noncontrolling interests in subsidiaries:
Operating Partnership	202,173	220,813
Consolidated joint ventures	55,057	55,283
Total noncontrolling interests in subsidiaries	257,230	276,096

Total equity	1,882,011	1,918,455

Total liabilities and equity	$4,192,247	$4,515,328